As filed with the Securities and Exchange Commission on July 3, 2023.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NEWTEKONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
4800 T Rex Avenue, Suite 120
Boca Raton, Florida 33431
Telephone: (212) 356-9500
(Address, including zip code, and telephone number, including area code, of principal executive offices)

NewtekOne, Inc. 2023 Stock Incentive Plan
NewtekOne, Inc. 2023 Employee Stock Purchase Plan
(Full Title of the Plan)

Barry Sloane
Chief Executive Officer and President
NewtekOne, Inc.
4800 T Rex Avenue, Suite 120
Boca Raton, FL 33431
Telephone: (212) 356-9500
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:
Jared M. Fishman
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Tel: (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and emerging company in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
☐	☒	☐	☐	☐
(Do not check if a smaller reporting company)
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
    This registration statement on Form S-8 (this “Registration Statement”) is being filed by NewtekOne, Inc., a Maryland corporation (the “Company”), relating to 3,000,000 shares of common stock, par value $0.02 per share, of the Company (the “Common Stock”) issuable under the NewtekOne, Inc. 2023 Stock Incentive Plan (the “Plan”) and 200,000 shares of Common Stock of the Company issuable under the NewtekOne, Inc. 2023 Employee Stock Purchase Plan (“ESPP”).
PART I
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.	Plan Information.*
Item 2.	Registrant Information and Employee Plan Annual Information.*
__________________
*    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The Company incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “SEC”):
(a)    The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023;
(b)    The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;
(c)    The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed on January 6, 2023 (as amended by the Form 8-K/A filed on January 27, 2023), January 13, 2023, January 17, 2023, January 24, 2023, January 24, 2023, February 7, 2023, February 27, 2023, February 27, 2023, March 6, 2023, April 6, 2023, April 19, 2023, May 9, 2023, May 16, 2023, May 19, 2023, May 30, 2023, June 14, 2023, June 16, 2023, June 26, 2023 and June 27, 2023;
(d)    The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36742), as filed with the SEC on November 12, 2014, including any amendment or report filed for the purpose of updating such description.
(e)    All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.
    The documents listed above will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
The Company’s charter authorizes the Company, to the maximum extent permitted by Maryland law to indemnify any present or former director or officer or any individual who, while serving as the Company’s director or officer and at the Company’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Company’s bylaws obligate the Company, to the maximum extent permitted by Maryland law to indemnify any present or former director or officer or any individual who, while serving as the Company’s director or officer and at the Company’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any of the Company’s employees or agents or any employees or agents of the Company’s predecessor.
Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits
See exhibits listed under the Exhibit Index below, which is incorporated in this item herein by reference.

Item 9.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1
Amended and Restated Articles of Incorporation of NewtekOne, Inc. (incorporated by reference to Exhibit A to NewtekOne, Inc.’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2, No. 333-191499, filed with the SEC on November 3, 2014).

4.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of NewtekOne, Inc. (incorporated by reference to Exhibit 99.1 of NewtekOne, Inc.'’s Current Report on Form 8-K, filed January 17, 2023).

4.3
Articles Supplementary to the Amended and Restated Articles of Incorporation of NewtekOne, Inc (incorporated by reference to Exhibit 3.1 to NewtekOne, Inc.’s Current Report on Form 8-K filed February 7, 2023).

4.4	Bylaws of NewtekOne, Inc. (incorporated by reference to Exhibit 2 to NewtekOne, Inc.’s Registration Statement on Form N-14, No. 333-195998, filed September 24, 2014).

4.5	Amended Bylaws of NewtekOne, Inc. (incorporated by reference to Exhibit 99.1 of NewtekOne, Inc.'s Current Report on Form 8-K, filed January 24, 2023).

4.6	Form of Common Stock Certificate (Incorporated by reference to Exhibit 5 to NewtekOne, Inc.’s Registration Statement on Form N-14, No. 333-195998, filed September 24, 2014).

4.7*	NewtekOne, Inc. 2023 Stock Incentive Plan

4.8*	NewtekOne, Inc. 2023 Employee Stock Purchase Plan

5.1*	Opinion of Eversheds Sutherland (US) LLP

23.1*	Consent of RSM US LLP

23.2*	Consent of Eversheds Sutherland (US) LLP (Incorporated by reference to Exhibit 5.1)

23.3*	Consent of UHY LLP

24.1*	Power of Attorney (included in the signature pages to this Registration Statement)

107*	Filing Fee Table
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Palm Beach, in the State of Florida, on July 3, 2023.

NEWTEKONE, INC.

By:	/s/ BARRY SLOANE
Name: Barry Sloane
Title: Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY AND SIGNATURES
    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Sloane as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement (including post-effective amendments, or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as either of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ BARRY SLOANE	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	July 3, 2023
Barry Sloane

/s/ NICHOLAS LEGER	Executive Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	July 3, 2023
Nicholas Leger

/s/ HALLI RAZON-FEINGOLD	Director and Chief Administrative Officer	July 3, 2023
Halli Razon-Feingold

/s/ RICHARD SALUTE	Director	July 3, 2023
Richard Salute

/s/ GREGORY L. ZINK	Director	July 3, 2023
Gregory L. Zink

/s/ SALVATORE F. MULIA	Director	July 3, 2023
Salvatore F. Mulia

/s/ FERNANDO PEREZ-HICKMAN	Director	July 3, 2023
Fernando Perez-Hickman

/s/ PETER DOWNS	Director and Chief Lending Officer	July 3, 2023
Peter Downs